Exhibit 10.13

EMPLOYMENT AGREEMENT This EMPLOYMENT AGREEMENT (this "Agreement"), dated as ofMay 1, 2017 by and among Broadway Financial Corporation, ("BFC"), Broadway Federal Bank, f.s.b. the "Bank" and, together with BFC, the "Company"), and Ruth McCloud(the Executive"). The term Company shall refer to BFC in respect of Executive's services to BFC and to the Bank in respect of the Executive's services to the Bank. WHEREAS, the Executive has served as a senior executive officer of the Company nd the Bank since June 30, 2014; and WHEREAS, the Company desires to continue to retain the Executive to serve as Senior Vice President, Chief Retail Banking Officer of the Company on the terms and onditions set forth in this Agreement, and the Executive desires to provide such services n such terms and conditions. NOW, THEREFORE, in consideration of the terms and mutual covenants herein nd for other good and valuable consideration, the parties hereto agree as follows: 1. Services, Duties and Responsibilities. (a) The Company hereby agrees to employ the Executive as its Senior Vice President, Chief Retail Banking Officer during the service period fixed by Section 4 ereof (the "Service Period"). The Executive shall report to the President and Chief xecutive Officer of BFC (the "Board") and shall have such duties and responsibilities as re consistent with the position of a senior vice president and chief retail banking officer f a bank and holding company of similar size and complexity as the Company (the Services"). The Executive's principal work location shall be at the Company's principal xecutive offices, provided, that the Executive may be required to travel as reasonably ecessary in order to perform the Executive's duties and responsibilities hereunder. (b) During the Service Period, excluding any periods of vacation and ick leave to which the Executive is entitled, the Executive shall devote substantially all of he Executive's working time, energy and attention to the performance of her duties and esponsibilities hereunder and shall faithfully and diligently endeavor to promote the usiness of the Company. During the Service Period, the Executive may not, without the rior written consent of the Board, directly or indirectly, operate, participate in the anagement, operations or control of, or act as an executive, officer, consultant, agent or epresentative of, any type of competitive business or service, provided that the Executive ay, to the extent not otherwise prohibited by this Agreement, devote such amount of time s does not interfere with the performance of the Executive's duties under this Agreement o engaging in community and charitable activities.

(a) Base Salary. During the Service Period, the Executive shall be paid an annual base salary of $194,670.00 for the Executi ve's Services hereunder, payable in accordance with the normal and customary payroll procedures applicable to the Company's senior executives. The Executive's base salary shall be subject to increase [but not decrease], as determined by the Board in its discretion (such base salary, as in effect from time to time, the "Base Salary"). (b) Changes in Compensation and Benefits. The payment or accrual of bonuses, and the grant and vesting of any equity incentive awards, pursuant to Section 2(c) below or otherwise shall in all events be subject to EESA and the Interim Final Rule (both as defined in Section 11(a) hereof). (c) Equity Incentives. The Executive shall be entitled to participate in the Bank' s Employee Stock Ownership Plan (the "ESOP") in accordance with its terms. In addition, the Executive shall be eligible for equity-based awards pursuant to BFC's Amended and Restated 2008 Long-Term Incentive Plan ("2008 Long Term Plan") of such ypes and in such amounts as shall be determined by the compensation committee of the Board (or the Board, in the absence of the compensation committee) based on the Executive's performance for the preceding year. Each of such awards shall vest and, in the case of any stock options, become exercisable to the extent of twenty percent (20%) of the shares covered thereby, on the first anniversary of the date of grant, and an additional wenty percent (20%) of the shares covered thereby on each subsequent anniversary of the date of grant, provided that vesting will cease upon termination of Executive's Services, all as more specifically set forth in the 2008 Long-Term Plan or applicable award agreement. Any stock options granted to the Executive pursuant to the 2008 Long-Term Plan shall be exercisable by the Executive at the Executive's estate, legal representative or heirs for a period of twelve (12) months after termination of the Service Period due to the death or Disability, alias more specifically set forth in the 2008 Long-Term Plan or the applicable Award Agreement. (d) hall be eligible to Other Benefits. Except as otherwise provided herein, the Executive participate in all employee benefit plans and arrangements of the Company applicable to other senior executive officers, including, without limitation, the Bank's incentive compensation plan, the Company's 401(k) Plan with continuation of the Company's current employee contribution matching policy, and medical, dental, life and ong-term disability insurance programs. (e) Vacation.The Executive shall be entitled paid vacation in be an ccordance with the Company's vacation policy; provided, that the Executive shall ntitled to not less than twenty (20) days of vacation in each calendar year (or ppropriately pro-rated portion thereof for partial years). The Executive shall be permitted o accrue permitted vacation days at such rate and carry over a maximum of fifteen (15) ays of such accrued unused vacation from year to year.

with an automobile allowance in the amount of $800.00 per month during the Service Period, payable in accordance with the normal and customary practices applicable to the Company's senior executives. 3. Reimbursement for Expenses. (a) Business Expenses. The Company shall promptly reimburse the Executivefor all reasonable out-of-pocketbusiness expenses, including, without limitation, travel expenses incurred by the Executive in connection with carrying out her responsibilities under this Agreement during the Service Period upon presentation of appropriate vouchers, receipts or other satisfactory evidence thereof and otherwise in accordance with applicable Company policies. (b) Memberships. The Company shall pay or reimburse the Executive or trade membership dues and fees during the Service Period in accordance with the Company's policies and procedures as in effect from time to time. 4. Service Period. (a) Term. The "Service Period" during which the Executive shall perform the Services for the Company pursuant to this Agreement means the period commencing on the date hereof and, subject to extension as set forth below, expiring at the lose of business on the third (3rd) anniversary of the date hereof in the year 2020. Prior o December 31 of each calendar year during the Service Period, the Board shall review he Executive's performance, shall discuss the results of such review with Executive and romptly shall inform the Executive in writing whether the Board proposes to extend the Service Period for an additional year, and the results thereof shall be included in the minutes of the Board's meeting at which the same has been considered. If the Board nforms the Executive that it proposes to extend the Service Period, and the Executive ccepts such proposal, the Service Period shall be extended to end on the anniversary of he date hereof that occurs in the year immediately following the expiration date of the then xisting Service Period. Notwithstanding the foregoing, nothing herein shall bar the parties rom (a) extending the Service Period under this Agreement by mutual agreement or (b) ontinuing the Executive's employment by the Company without extension of this Agreement, subject to Section 4(b)(iii) below. (b) Termination.Notwithstanding the foregoing, the Service Period may be terminated at any time upon the earliest to occur of the following events or any of he events identified in Section 7 hereof: (i) Death or Disability. The Service Period shall terminate upon he Executive's death or Disability. For this purpose, "Disability" means that either (A) he Executive is deemed disabled for purposes of any group or individual long-term isability policy maintained by the Company that covers the Executive, or (B) in the good aith judgment of the Board, the Executive is substantially unable to perform the xecutive's duties under this Agreement for more than one hundred twenty (120) days, mental illness or injury. (ii) Termination for Cause by the Company. The Company may terminate the Service Period for Cause at any time effective upon written notice to the Executive. For purposes of this Agreement, the term "Cause" shall mean the termination of the Service Period on account of (A) the Executive's failure to substantially perform the Executive's duties hereunder or as reasonably assigned to the Executive by the Board and consistent with the Executive's obligations hereunder and Executive shall not have cured such failure (as determined in the reasonable judgment of the Board) within thirty (30) days after written notice from the Board; (B) the Executive's material breach of this Agreement or any material written policy of the Company and failure of the Executive to have cured such breach (as determined in the reasonable judgment of the Board) within thirty (30) days after written notice from the Board; (C) the Executive's willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or entry of a final cease and-desist order against the Executive; (D) conviction of a felony or a plea of nolo contendere to a felony; or (E) conduct by the Executive constituting a misdemeanor nvolving a Disqualifier (as defined below) by the Executive."Disqualifier" means (i) raud, moral turpitude, dishonesty, breach of fiduciary duty involving personal profit, organized crime or racketeering; (ii) willful violation of securities or commodities laws or egulations; (iii) willful violation of depository institution laws or regulations; (iv) willful violation of housing authority laws or regulations arising from the operations of the Bank; or (v) willful violation of the rules, regulations, codes of conduct or ethics of a self egulatorytrade or professionalorganization. Notwithstandingthe foregoing, the Executive shall not be deemed terminated for Cause unless and until there shall have been delivered to the Executive a copy of the resolution duly adopted by the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Executive) and n opportunity for the Executive, together with counsel, to be heard before the Board), inding that, in the good faith ofthe Board, the Executive's conduct justified termination or Cause and specifying the particulars thereof in reasonable detail. (iii) Termination without Cause by the Company. The Company may terminate the Service Period without Cause. For the avoidance of doubt, "termination without Cause" includes, without limitation, the failure by the Company for whatever eason to extend the Service Period pursuant to Section 4(a), except if the Executive refuses n writing to accept the then one (1) year extension of the Service Period. (iv) Termination by the Executive for Good Reason. The xecutive may terminate the Service Period for Good Reason within ninety (90) days ollowing the initial existence of the circumstances giving rise to Good Reason, subject to he terms and conditions ofthis Section 4(b)(iv). For purposes of this Agreement, the term Good Reason" shall mean, unless the Executive shall have consented in writing thereto, i) the Executive's demotion, loss of title in part or in whole, loss of office, or reduction of uthority, (ii) a reduction in the Executive's base salary, (iii) relocation of the Executive's rimary work location more than twenty (20) miles from 5055 Wilshire Boulevard, Los Angeles, California, (iv) a material diminution of the Executive's responsibilities, or (v)

except in the event of a bona fide dispute regarding reimbursement of business expenses provided, that the Executive shall have delivered written notice to the Company, within thirty (30) days of the initial existence of the circumstances giving rise to Good Reason, of the Executive's intention to terminate the Service Period for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Executive's right to terminate the Service Period for Good Reason, and the Company shall not have cured such circumstances within thirty (30) days following the Company's receipt of such notice; provided, however, any breach by the Company of a payment obligation hereunder must be cured within five (5) days (rather than the foregoing 30 days) following the Company's receipt of such notice. If, following such thirty (30)-day period (or such five (5)-day period, as applicable), the Company has not cured such circumstances and the Executive decides to proceed with the termination of the Service Period for Good Reason, such a termination will be effected by providing the Company with a Notice of Termination, which Notice of Termination shall be effective as of the date given, without any further right to cure by the Company. (v) Voluntary Termination by the Executive. The Executive may voluntarily terminate the Service Period (other than for Good Reason), provided that he Executive gives notice to the Company of the Executive's intent to terminate the Service Period at least sixty (60) days in advance ofthe Date of Termination. 5. Termination Procedure. (a) Notice of Termination. Any termination of the Service Period by he Company or by the Executive (other than a termination on account of the Executive's death) shall be communicated by written "Notice of Termination" to the other party in ccordance with Section 14(a) hereof. The Notice of Termination must indicate the specific ermination provision in this Agreement the party giving such notice believes to describe he circumstances applicable to such termination and shall set forth in reasonable detail the acts and circumstances claimed to provide a basis for termination of the Executive's mployment under such provision. (b) Date of Termination. "Date of Termination" shall mean (i) if the Service Period expires pursuant to Section 4(a) hereof, the date on which the expiration of he Service Period occurs; (ii) if the Service Period is terminated due to the Executive's eath or Disability, the date of the Executive's death or the date on which the Notice of Termination is received by the Executive that the Board made its determination of Disability in accordance with Section 4(b)(i)(A) or (B) hereof; (iii) if the Company erminates the Service Period for Cause, the date on which the Notice of Termination is eceived by the Executive; (iv) if the Executive terminates the Service Period for Good eason, the date on which the Notice of Termination is given by the Executive (or such arlier date as may be agreed to by the Company); (v) if the Executive voluntarily erminates the Service Period (other than for Good Reason), the date specified in the Notice f Termination, which date shall be no earlier than sixty (60) days after the date such notice s given pursuant to Section 4(b)(v) hereof, unless otherwise agreed to by the parties; and

agreed upon by the parties, after the giving of such notice) as set forth in such Notice of Termination. Notwithstanding the foregoing, if the party receiving a Notice of Termination notifies the other party that a dispute exists concerning the appropriate characterization of the subject termination for purposes of determining the Executive's entitlement to Accrued Obligations and Severance Payments, and any other benefits hereunder, the Date of Termination shall be the date on which the dispute shall be finally resolved whether by mutual agreement of the parties, by a binding arbitration award, or by a final non appealable judgment or order by a court of competent jurisdiction, provided that nothing herein modifies the mandatory arbitration provisions set forth in Section 10 hereof. (c) Continuation of Payment. The Company shall continue to pay the Executive's full compensation in effect when the Notice of Termination giving rise to the dispute described in subsection (b) above was given (including, but not limited to, the Executive's then Base Salary) and continue the Executive as a participant in all employee benefit plans and arrangements of the Company in which the Executive was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section 5(c) shall not be offset against, or educe, any other amounts due to the Executive pursuant to this Agreement. 6. Rights and Obligations Upon Termination of the Service Period. (a) Termination by the Company for Disability or without Cause, or by he Executive for Good Reason. In the event of the termination of the Service Period by he Company for Disability or without Cause, or termination of the Service Period by the Executive for Good Reason, and to the extent permitted by applicable law and regulations, ncluding, without limitation, those referred to in Section 11 hereof, the Company shall pay he Executive, and the Executive shall be entitled to: (i) any unpaid portion of the Base Salary through the Date of Termination; (ii) any unreimbursed business expenses in ccordance with Section 3(a) hereof; (iii) [the rights set forth in the 2016 Stock Option Agreement, and any subsequent equity incentive awards granted pursuant to the 2008 Long-Term Plan, as the same may be amended, or any other similar plan adopted by BFC; nd (iv) any vested benefits to which the Executive is entitled under the terms of the Company's employee benefit plans and programs, including, without limitation, the ESOP, ubject to the terms of such plans and programs (collectively the "Accrued Obligations"). n addition, the Company shall continue to pay the Executive's monthly Base Salary (i.e., ne-twelfth (l/12th) of Executive's annual Base Salary in effect as of the date immediately receding the date of termination of employment, or the date immediately prior to the initial xistence of circumstances giving rise to Good Reason, as applicable) for (i) eighteen (18) months (the "Severance Period") regardless of the then remaining portion of the Service eriod (each monthly salary continuation payment shall be deemed to be a separate nstallment for purposes of Section 409A ofthe Code) commencing with the first calendar month following the Date of Termination and (ii) the Company shall continue during the everance Period to pay the automobile allowance provided for in Sections 2(f) hereof, nd shall continue to pay the Executive for life, long-term disability, medical and dental nsurance premiums in the manner consistent with the Company's obligations to make such in accordance with normal and customary payroll procedures applicable to the Company's senior executives, subject to Section 6(d) hereof. Notwithstanding the foregoing provisions of this Section 6(a): (i) the Executive's entitlement to the Severance Payments shall be subject to and conditioned upon the Executive delivering to the Company an Irrevocable Release not later than sixty (60) days after the date of the Executive's termination of employment; (ii) if such 60-day period following the Executive's termination of employment begins in one calendar year and ends in another, the Severance Payments shall, to the extent required in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), commence on the first payroll date following the later of (A) the end of the calendar year in which the Executive's termination of occurs or (B) the date the Executive satisfies the Irrevocable Release and (iii) the Executive's entitlement to the Severance Payments shall be employment requirement; subject to and conditioned upon the Executive complying in all material respects with Sections 8 and 9 of this Agreement. "Irrevocable Release" means a mutual general release of claims in the form affixed hereto marked Exhibit A (except with the date of termination of employment, the date of such Irrevocable Release and other indicated information filled n) that has been executed by the Executive and for which the revocation period under Age Discrimination in Employment Act of 1967, as amended, and the terms of the release have expired. For the avoidance of doubt, this Section 6(a) shall be subject to the limitations of Section 11 of this Agreement. (b) Death. If the Service Period is terminated as a result of the Executive's death, the Executive or the Executive's estate or beneficiaries, as the case may e, shall be entitled to solely the Accrued Obligations. (c) Termination by the Company for Cause or by the Executive V oluntarily. If the Service Period is terminated by the Company for Cause or voluntarily y the Executive (other than for Good Reason), the Executive shall be entitled to solely the Accrued Obligations. (d) Change in Control. (i) In the event that the employment of the Executive by the Company is terminated by the Company without Cause or by the Executive for Good Reason at any time within two (2) years after a Change in Control (but only if such Change in Control also constitutes a "change in control event" within the meaning of reas. Reg. Section 1-409A(i)(5)) has occurred, the Company shall pay to the Executive, nd the Executive shall be entitled to, a single lump sum payment of the present value, as etermined using a discount rate equal to the Applicable Federal Rate (as defined below) n effect at the time of such determination, of all of the payments provided for in Section (a), within ten (10) days of such termination. As used herein the term "Applicable ederal Rate" means the rate set forth from time to time in Table 1 of the Applicable ederal Rate Rulings of the Internal Revenue Service, or any official successor ublication, for debt instruments maturing within three years and having annual ompounding.

event with respect to the Company of a nature that (i) would be required to be reported in response to Item 5.01 of a current report filed on Form 8-K pursuant to Section 13 or IS(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as in effect on the date of this Agreement; or (ii) results in any person acquiring control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933, as amended, and the rules and regulations Board of Governors of the Federal Reserve System (the "FRB") thereunder, (provided, that in applying the definition of change in control as set forth under such rules and regulations, the Board shall substitute its judgment for that of the FRB); and, without limitation, such an acquisition of control shall be deemed to have occurred at such time as (A) any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations of the Securities and Exchange Commission (the "SEC") thereunder, including any such persons that may be deemed to be acting in concert with respect to the Bank or the Company, or the acquisition, ownership or voting of Bank or Company securities) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act and the regulations of the SEC thereunder, directly or indirectly, of securities ofthe Bank or the Company representing fifty percent (50%) or more ofthe Bank's or the Company's outstanding securities except for any securities purchased by any ax qualified employee benefit plan of the Company or the Bank; or (B) individuals who constitute the Board as of the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least hree-quarters (3/4) of the directors then comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though such person were a member of the Incumbent Board; or (C) a plan of iquidation, reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or the Company is not the resulting entity is approved by the Board and the stockholders of the Company or otherwise occurs; or (D) solicitations of stockholders of the Company, by someone other han the Incumbent Board of the Company, seeking stockholder approval of a plan of eorganization, merger or consolidation of the Company or Bank or a similar transaction with one or more corporations as a result of which the outstanding shares of the Company's oting common stock are exchanged for or converted into cash or property or securities ot issued by the Bank or the Company shall be distributed; or (E) a tender offer is made or twenty percent (20%) or more of the voting securities of the Bank or the Company. 7. Other Termination Provisions. (a) If the Executive is suspended and/or temporarily prohibited from articipating in the conduct of the Company's affairs by a notice served under section (e)(3) or (g)(l) ofthe Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) or (g)(l)), the Company's obligations under this Agreement shall be suspended as of the date of service nless stayed by appropriate proceedings.If the charges in the notice are dismissed or therwise withdrawn, the Company shall (but subject in all events to the requirements of ection 409A of the Code) (i) pay the Executive all of the compensation withheld while its obligations which were suspended. (b) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Company's affairs by an order issued under section 8(e)(4) or (g)(l) ofthe Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(l)), all obligations of the Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the Executive shall not be affected. (c) If the Company is in default (as=the term "default" is defined in section 3(x)(l) of the Federal Deposit Insurance Act, 12 U.S.C. 1813(x)(l )), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the Executive shall not be affected. 8. Non-Solicitation. (a) During the period of the Executive's employment by the Company, whether pursuant to this Agreement or otherwise, and for the twelve (12) -month period following the termination of the Executive's employment with the Company for any not, without the written consent of the Company, directly or eason, the Executive will ndirectly: (i) influence or attempt to influence any customer of the Company or any of its affiliates to discontinue its use of the Company's (or such affiliate's) services or to divert such business to any other person, firm or corporation; provided, h owever, a broad and general advertisement or solicitation not specifically targeting or ntending to target customers of the Company or any of its affiliates shall not be deemed a violation of this Section 8; or (ii) interfere with, disrupt or attempt to disrupt the relationship, ontractual or otherwise, between the Company or any of its affiliates and any of its espective employees, customers, suppliers, principals, distributors, lessors or licensors. Efforts by the Executive, whether direct or indirect, (A) to solicit or assist any other person r entity in soliciting any employee of the Company or any of its affiliates to perform ervices for any entity (other than the Company or any of its affiliates) or (B) to encourage ny employee of the Company, or any of its affiliates to leave their employment with the Company or any of its affiliates shall be in violation ofthis Section 8. A person's response o a broad and general advertisement or solicitation not specifically targeting or intending o target employees of the Company or any of its affiliates shall not be deemed a violation ofthis Section 8. (b) In the event the Executive materially breaches any ofthe provisions ontained in Section 8(a) hereof and the Company seeks compliance with such provisions y judicial proceedings, the time period during which the Executive is restricted by such rovisions shall be extended by the time during which the Executive has been in violation f any such provision and any period of litigation required to enforce the Executive's bligations under this Agreement.

Agreement be enforced as written. However, if one or more of the provisions contained in Section 8 shall for any reason be held to be unenforceable because of the duration or scope of such provision or the area covered thereby, the Executive and the Company agree that the court making such determination shall have the full power to reform, by "blue penciling" or any other means, the duration, scope and/or area of such provision and in its reformed form such provision shall then be enforceable and shall be binding on the parties. 9. Confidentiality; Non-Disclosure. (a) The Executive hereby agrees that, during the Service Period and thereafter, he will hold in strict confidence any proprietary or Confidential Information related to the Company or any of its affiliates. For purposes of this Agreement, the term "Confidential Information" shall mean all information of the Company or any of its affiliates (in whatever form) that is not generally known to the public, including without limitation any inventions, processes, methods of distribution, customer lists or trade secrets.Nothing herein prohibits the Executive from reporting possible violations of ederal law or regulation to any federal, state or local governmental agency, commission or entity (collectively, "Governmental Agencies"), including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and the nspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulations. Moreover, nothing herein limits the Executive's ability to communicate with any Governmental Agencies or otherwise participate in any nvestigation or proceeding that may be conducted by any Governmental Agency. (b) The Executive hereby agrees that upon the termination of the Service Period, the Executive shall not take, without the prior written consent of the Company, any business plans, strategic plans or reports or other document (in whatever orm) of the Company or any of its affiliates, which is of a confidential nature relating to he Company or any of its affiliates. 10. Dispute Resolution; Injunctive Relief. (a) Except for claims for injunctive relief pursuant to Section IO(b) elow, the parties shall resolve their disputes by arbitration, all as more specifically set orth in Addendum A affixed hereto and incorporated by reference herein. This Section 1O(a) shall not preclude parties from seeking provisional remedies in aid of arbitration from court having appropriate jurisdiction, nor shall it limit the rights of the Company set forth n Section 1O(b) hereof. (b) The parties hereto agree that it would not be possible to measure in money the damages that would be suffered by the Company and its affiliates in the event hat the Executive were to breach any of the restrictive covenants set forth in Sections 8 nd 9 hereof (the "Restrictive Covenants"). In the event that the Executive breaches any f the Restrictive Covenants, the Company shall be entitled to an injunction restraining the xecutive from violating such Restrictive Covenants (without posting any bond). If the ompany shall institute any action or proceeding to enforce any such Restrictive Covenant, has an adequate remedy at law and agrees not to assert in any such action or proceeding the claim or defense that the Company or any of its affiliates has an adequate remedy at law. 11. TARP and Golden Parachute Restrictions. (a) Notwithstanding anything herein to the contrary: (i) any payments made to the Executive pursuant to this Agreement or otherwise are subject to and conditioned upon their compliance with 12 U.S.C. 1828(k) and 12 C.F.R. Part 359 regarding golden parachute and indemnification payments; (ii) no annual bonus, incentive compensation, severance pay, or golden parachute payments or benefits shall be paid, provided, or accrued under this Agreement or otherwise to the extent it would violate Section Ill of Emergency Economic Stabilization Act of 2008, as amended ("EESA"), and the Interim Final Rule (as hereinafter defined); (iii) no payment or benefit shall be paid or provided under this Agreement or otherwise to the extent that it would violate any agreement between or among the Company and the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency or any other governmental entity or agency, provided that the Company shall use commercially reasonable efforts to negotiate the authority and right to make all payments and provide all benefits to the Executive as and when contemplated by this Agreement; and (iv) subject to, and in accordance with, the interim final rule promulgated pursuant to Sections 1Ol(a), 1Ol(c)(5), and Ill of EESA (the "Interim Final Rule"), the Executive shall be required to repay to he Company the amount of any bonus payment (as defined in the Interim Final Rule) made during the TARP period (as defined in the Interim Final Rule) to the extent that the bonus payment was based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues, or gains) or an y other materially inaccurate performance metric criteria. (b) In the event that the amounts and benefits payable pursuant to this Agreement, when added to other amounts and benefits which may become payable to the Executive by the Company and any affiliated company, are such that the Executive becomes subject to the excise tax provisions of Section 4999 of the Code relating to "excess arachute payments" as defined for purposes of Section 280G of the Code, the Company hall pay the Executive such additional amount or amounts as will result in the Executive's etention of a net amount, after the payment of all federal, state and local excise, mployment and income taxes on such payments and the value of such benefits, equal to he net amount the Executive would have retained had the initially calculated payment and enefits not been subject to such excise tax provisions.For purposes of the preceding entence, the Executive shall be deemed to be subject to the highest marginal federal, elevant state and relevant local tax rate applicable to an individual resident in Los Angeles, California. All calculations required to be made under this subsection shall be made by the Company 'sindependent public accountants,subject to the rightof Executive's epresentative to review the same. All such amounts required to be paid by this Section hall be paid at the time any withholding may be required by the Company, or any taxes may be required to be paid by the Executive, under applicable law, and any additional fifteen (15) days following confirmation of such amount by the Company's independent public accountants. In the event any amounts paid hereunder are subsequently determined to be in error, due to estimates required for calculation of such payments being proving to be inaccurate or otherwise, the parties hereto agree to reimburse each other to correct such error, as appropriate, and to pay interest thereon at the applicable federal rate (as determined pursuant to Code Section 1274) for the period of time such erroneous amount remained outstanding and unreimbursed. The parties hereto recognize that the actual implementation of the provisions of this Section 11(b) are complex and agree to deal with each other in good faith to resolve any questions or disagreements arising with respect hereto.

12. Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Code (including the exceptions thereto), to the extent applicable, and the parties' Agreement shall be interpreted in accordance with such requirements. If any provision contained in the Agreement conflicts with the requirements of Section 409A of the Code (or the exemptions intended to apply under the Agreement), the Agreement shall be deemed to be reformed to comply with the requirements of Section 409A of the Code (or the applicable exemptions thereto). Notwithstanding anything to the contrary herein, for purposes of determining the Executive's entitlement to the Severance Payments, (i) the Service Period shall not be deemed to have terminated unless and until the Executive incurs a "separation from service" as defined in Section 409A of the Code, and (ii) the term "Date of Termination" shall mean the effective date of the Executive's separation from service. Reimbursement of any expenses provided for in this Agreement shall be made promptly upon presentation of documentation in accordance with the Company's policies (as applicable) with respect thereto as in effect from time to time (but in no event later than the end of calendar quarter following the year such expenses were incurred); provided, however, in no event shall the amount of expenses eligible for reimbursement hereunder during a calendar year affect the expenses eligible for reimbursement in any other taxable year. Notwithstanding anything to the contrary herein, if a payment or benefit under this Agreement is due to a "separation from service" for purposes of the rules under Treas. Reg. § 1.409A-3(i)(2) (payments to specified employees upon a separation from service) and the Executive is determined to be a "specified employee" (as determined under Treas. Reg. § 1.409A-1(i) and related Company procedures), such payment shall, to the extent necessary to comply with the requirements of Section 409A of the Code, be made on the later of (x) the date specified by the foregoing provisions of this Agreement or (y) the date that is six (6) months after the date of the Executive's separation from service (or, if earlier, the date of the Executive's death). Any installment payments that are delayed pursuant to this Section 12 shall be accumulated and paid in a lump sum on the first day of the seventh month following the Date of Termination (or, if earlier, upon the Executive's death) and the remaining installment payments shall begin on such date in accordance with the schedule provided in this Agreement. The Severance Payments are intended not to constitute deferred compensation subject to Section 409A of the Code to the extent such Severance Payments are covered by (i) the "short-term deferral exception" set forth in Treas. Reg. § 1.409A-1(b)(4), (ii) the "two times severance exception" set forth in Treas. Reg. § 1.409A-1(b)(9)(iii), or (iii) the "limited payments exception" set forth in Treas. Reg. § 1.409A-1(b)(9)(v)(D). The short-term deferral exception, the two times severance

Execution Copy
Page 12 of 16

in order of payment in such manner as results in the maximum exclusion of such Severance Payments from treatment as deferred compensation under Section 409A of the Code. Each installment of the Severance Payments shall be deemed to be a separate payment for purposes of Section 409A ofthe Code. 13. Legal Fees. The Company shall promptly reimburse the Executive for her reasonable legal fees incurred in connection with the negotiation and preparation of this Agreement. 14. Miscellaneous. (a) Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and shall be deemed to be given when delivered personally or one (1) day after it is sent by a reputable overnight courier service (with evidence of delivery) and, in each case, addressed as follows (or if it is sent through any other method agreed upon by the parties): If to BFC: Broadway Financial Corporation Attn: Chief Executive Officer 5055 Wilshire Boulevard, Suite 500 Los Angeles, CA 90036 If to the Banlc Broadway Federal Bank, f.s.b. Attn: ChiefExecutive Officer 5055 Wilshire Boulevard, Suite 500 Los Angeles, CA 90036 If to the Executive: Ruth McCloud 27814 Calle Margarita Agoura, CA 91301 r to such other address as any party hereto may designate by notice to the others. (b) This Agreement together with the Broadway Financial Corporation Award Agreement dated February 24,2016 (the "2016 Stock Option Agreement"), and the ights of the Executive pursuant to the ESOP shall constitute the entire agreement among he parties hereto with respect to the subject matter hereof, and supersede and replace any nd all prior tmderstandings or agreements with respect to the subject matter hereof. (c) Only an instrument in writing signed by the parties hereto may mend this Agreement, and any provision hereof may be waived only by an instrument in is sought. The failure of any party hereto at any time to require the performance by any other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement. (d) In the event that any provlSlon is determined to be invalid or unenforceable, in whole or in part, such determination shall in no way affect any other provisions of this Agreement, or the validity or enforcement of the remainder of this Agreement, and any provisions(s) thus affected shall be modified to the extent necessary o bring the affected provision(s) within the applicable requirements of the then-current aw. (e) The Company shall use its commercially reasonable efforts to arrange for any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, the term "Company" shall mean the Company and any such successor (or uccessors) that assumesthis Agreement, by operation of law or otherwise. Notwithstanding the foregoing, no such assignment or assumption shall relieve the Company of any obligations hereunder. (f) The parties hereto shall cooperate with each other and take all ctions, including obtaining, any governmental or stockholder approval, that any of them may determine in good faith to be required to carry out the terms of this Agreement. (g) The Company may withhold from any amounts payable to the xecutive hereunder all federal, state, city or other taxes that the Company may reasonably etermine are required to be withheld pursuant to any applicable law or regulation (it being nderstood, that the Executive shall be responsible for payment of all taxes in respect of he payments and benefits provided herein). (h) In the event that the Executive shall perform services for the Bank r any other affiliate or subsidiary of BFC, any compensation or benefits provided to the xecutive by such other employer shall be applied to offset the obligations of BFC ereunder, it being intended that this Agreement set forth the aggregate compensation and enefits payable to the Executive for all services to the Company and all of its affiliates nd subsidiaries. BFC shall reimburse the Bank for compensation or benefits paid or rovided by the Bank to the Executive to the extent attributable to the Executive's erformance of services for BFC in accordance with the applicable reimbursement policies f BFC and the Bank.

ith the laws of the State of California, without reference to its principles of conflicts o law. This Agreement may be executed in several counterparts, each of (j) which shall be deemed an original, but all of which shall constitute one and the same nstrument. A facsimile of a signature shall be deemed to be and have the effect of an original signature. (k) The headings in this Agreement are for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof. [Signatures on next page]

s of the date first written above. Broadway Financial Corporation Name: Title: Broadway Federal Bank, f.s.b. Z5R-19 b 5:ffl& Name: Title: 19 y,vG" /'tfl!!8;,_bc: <Jr I eE Signature ofExecutive Ruth McCloud Print or type name of Executive

ADDENDUM A
TO
EMPLOYMENT AGREEMENT
(Executive: Ruth McCloud)

1. Arbitration

Except as provided in Section 10(b) of this Agreement, in the event of any controversy, dispute or claim (including those based upon a statute, tort or public policy, and those against individuals or other entities), arising out of or relating to (1) this Agreement, (2) the employment relationship between the Executive and the Company, or (3) the termination of that relationship (hereafter "dispute"), the parties' exclusive remedy shall be to submit such dispute to the dispute resolution procedures described below. The parties intend for all disputes to be covered by the arbitration provision contained in this Addendum A to the fullest extent permitted by law, and Executive agrees to pursue any such dispute in an individual capacity and not as a class representative or class member. Only the following claims are excluded from these dispute resolution procedures: (1) claims by Executive for workers' compensation, unemployment compensation or state disability benefits; (2) claims based on any pension or welfare plan the terms of which contain an arbitration or other dispute resolution procedures; (3) claims brought by the Executive or the Company to compel arbitration pursuant to this Addendum A or to enforce an arbitration award; (4) claims under the National Labor Relations Act; (5) any representative action under the Private Attorney General Act ("PAGA"); and (6) any other claims which are not permitted by applicable law to be subject to a binding pre-dispute arbitration agreement. If either party has claims against the other party that are deemed not to be arbitrable, those claims shall be stayed and the arbitrable claims shall be resolved before the stayed claims are addressed.

(a) Written notice of desire to arbitrate shall describe the factual basis of all claims asserted ("Claim"), and shall be served on the other party as set forth in Section 14(a) of this Agreement. If written notice of desire to arbitrate is not served within the applicable time period, the party who failed timely to serve notice will be deemed to have waived the right to further contest the Claim, and will be deemed to have accepted the other party's last stated position on the Claim.

(b) The arbitration shall be administered by JAMS, Inc. (formerly known as the Judicial Arbitration and Mediation Services, Inc.) ("JAMS") pursuant to its Employment Arbitration Rules & Procedures, which can be found at http://www.jamsadr.com/rules-employment-arbitration and which will be provided to the Executive upon request, and subject to JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness, which will also be provided to the Executive upon request. Judgment on any Award (as defined below) may be entered in any court having competent jurisdiction. The arbitration shall take place in Los Angeles, California. Notwithstanding anything herein to the contrary, the parties may agree to use an independent arbitrator that they mutually select and agree upon.

Addendum A-1

ed by the party. (d) Each party shall have the right to take the deposition of on dual and any expert witness designated by another party without the arbitrator's prio val. Each party also shall have the right to make requests for production of document party. Additional discovery may be had as ordered by the arbitrator. (e) At least fourteen (14) days before the arbitration, the parties mus nge lists of witnesses, including any expert, and copies of all exhibits intended to b t the arbitration. The arbitrator shall have jurisdiction to hear and rule on pre-hearing (f) es and is authorized to hold pre-hearing conferences by telephone or in person, a bitrator deems necessary. The arbitrator shall have the authority to resolve all issues d to discovery, and to entertain motions to dismiss, motions for summary judgmen djudication, and any other pre-trial motions submitted by any party, and shall apply ndards governing such motions under the California Rules of Civil Procedure. (g) Either party, at its expense, may arrange for and pay the cost of a reporter to provide a stenographic record of proceedings. If both parties desire to ccess to the stenographic record of proceedings then they shall split all such costs . (h) The arbitrator will have no authority to: (i) adopt new Company es or procedures, (ii) modify this Agreement or existing Company policies ures, wages or benefits, or (iii) in the absence of a written waiver pursuant to aph G) below, hear or decide any matter that was not processed in accordance with greement. The arbitrator shall have exclusive authority to resolve any Claim ing, but not limited to, a dispute relating to the interpretation, applicability eability or formation of this Agreement, or any contention that all or any part of this ment is void or voidable. The arbitrator will have the authority to award any form or t of remedy or damages that would be available in a court of competent jurisdiction. (i) Either party, in the party's sole discretion, may, in writing, waive, ole or in part, the other's failure to follow any time limit or other requirement set n this Agreement, except that neither party can waive any statute of limitation for the Claim. The arbitration will be conducted in private, and will not be open, (j) y or indirectly, to the public or the media. The arbitration and all information directly irectly relating thereto (including, but not limited to, the testimony, evidence or shall be deemed Confidential Information and shall be subject to the restrictions set n Section 9(a) of this Agreement. (k) The arbitrator, subject to the right to either party to utilize the l appeal process provided for in the JAMS rules with respect to any initial judgment shall set forth the facts and reasons that support the Award. The Award shall be final and binding on the Company and the Executive. The parties agree, however, that a court of competent jurisdiction has the right to set aside the decision of the arbitrator, if the arbitrator, in rendering his or her award, committed an error of law that affected the remedy or damages awarded.

(l) The Company will pay all administration fees associated with the arbitration over and above those that the Executive would have to pay in a court proceeding and the cost of arbitrator, it being the parties' intention that the Executive not bear any costs that Executive would not be required to bear in a court proceeding, to the extent that the Executive would be required to pay for filing fees and transcript fees in a court proceeding the Executive will remain responsible for such fees. Notwithstanding any provisions to the contrary found in such procedures, in the event of final and binding arbitration pursuant to this paragraph, except for the arbitrator's fees which the Company shall be responsible for paying, each party will be responsible for paying its own costs and attorneys' fees in connection with the arbitration. The arbitrator shall not be authorized to award the prevailing party costs and attorneys' fees, except as expressly provided by statute.

(m) The Company and the Executive understand that developments in case law and legislation may affect the enforceability of arbitration provisions such as this. It is the parties' intention and desire that this Addendum A is compliant with current law at the time either party seeks its enforcement. Accordingly, if any one or more of the provisions of this Addendum A is deemed to be unenforceable, the remaining provisions shall continue in full force and effect in accordance with Section 14(d) of this Agreement.

(n) Each of the parties acknowledges that she or it has carefully read and understands this Addendum A and agrees to be bound by and comply with all of its terms. Each of the parties acknowledges such party's voluntary agreement to arbitrate claims and understands and acknowledges that by signing this Agreement, such party is giving up the right to a jury trial and to a trial in a court of law.

Addendum A-3